Opinion of Gibson, Dunn & Crutcher LLP                          Exhibit  5.1

September 10, 2009

(212) 351-4000 C 92365-00021

TBS International Limited
Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda

Re:	TBS International Limited
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TBS International Limited, a Bermuda company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of: (i) the Company's debt securities (the "Debt Securities"), which may either be senior debt securities or subordinated debt securities; (ii) Class A common shares, par value $0.01 per share (the "Common Shares"); (iii) one or more series of preference shares, par value $0.01 per share (the "Preference Shares"); (iv) depositary shares (the "Depositary Shares") consisting of Preference Shares; and (v) warrants for the purchase of common shares (the "Warrants").  The Debt Securities, Common Shares, Preference Shares, Depositary Shares and Warrants are collectively referred to herein as the "Securities."

We have examined originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing and in reliance thereon, and assuming that (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) the Indentures (as defined below) are the valid and legally binding obligation of the respective trustees and have been duly qualified under the Trust Indenture Act of 1939; and (h) all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock for issuance upon exercise, conversion or exchange of any of the Securities and the establishment of the terms of the Preference Shares) shall have been completed, we are of the opinion that:

1.
With respect to the Debt Securities to be issued under one or more indentures (each, an "Indenture"), when (a) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder and (b) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement, against the receipt of requisite consideration therefor provided for therein, the Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

2.
With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares ("Deposit Agreement") has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (b) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement and (c) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

3.
With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth above are each subject to:  (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America.  This opinion is limited to the current laws of the States of New York and the current federal laws of the United States, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof.  We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

We express no opinion regarding any waiver of stay, extension or usury laws or of unknown future rights or provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof.  We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Validity of the Securities" in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP